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                                                                   EXHIBIT 10.10



                               SECURITY AGREEMENT


         THIS SECURITY AGREEMENT ("Agreement") is made and entered into as of August 1, 1999, by and between HALLMARK ENTERTAINMENT NETWORKS, INC., a Delaware corporation ("Debtor"), and HALLMARK CARDS, INCORPORATED ("Hallmark").

                                    RECITALS

         A. Debtor has executed a Trademark License Agreement dated as of August 1, 1999 with Hallmark (the "Trademark Agreement").

         B. For purposes of this Agreement, the term "Collateral" shall mean all of the following: (i) the Trademark Agreement and all rights and interests therein and thereunder; and (ii) the proceeds of any of the foregoing including, but not limited to, accounts, contract rights, notes, drafts, investments, general intangibles, the proceeds of insurance or other tangible or intangible property of Debtor resulting from the sale, licensing or other disposition of any of the foregoing, and the proceeds thereof (hereinafter collectively referred to as "Proceeds").

         C. As security for Debtor's performance pursuant to and in accordance with the Trademark Agreement and compensation for any damage to Hallmark's name or reputation due to a breach of the Trademark Agreement by Debtor, Debtor desires to grant to Hallmark a security interest in and to the Collateral.

                              TERMS AND CONDITIONS

         NOW THEREFORE, the parties hereto agree as follows:

         1. Grant of Security Interest. Debtor hereby grants and specifically assigns to Hallmark a security interest in and to all of the Collateral to secure Debtor's performance pursuant to and in accordance with the Trademark Agreement and compensation for any damage to Hallmark's name or reputation due to a breach of the Trademark Agreement by Debtor.

         2. Representations, Warranties and Covenants. Debtor represents, warrants and covenants as follows:

          2.1 Title to Collateral. Debtor owns all right, title and interest as licensee in and to the Collateral, free and clear of all liens, claims, encumbrances and rights of others.

          2.2 Limitation on Further Encumbrances. The Collateral shall remain free from all purchase money or other security interests, liens or encumbrances, except the security interests created by this Agreement.

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          2.3 Tax Obligation. Debtor shall pay when due all taxes, assessments and governmental charges imposed on or with respect to the Collateral, other than those being contested in good faith and by appropriate proceedings.

          2.4 Notice of Material Adverse Claims. Debtor shall present Hallmark with a copy of any notice which Debtor receives from any party claiming any material interest in the Collateral, or any material portion thereof, or attempting to attach or to levy on any material portion of the Collateral.

         3. Financing, Statements: Perfection of Security Interest. Concurrently with the execution hereof, or at any time or from time to time hereafter, Debtor shall execute any financing statements reasonably requested by Hallmark which are necessary to perfect Hallmark's security interest in the Collateral. Debtor shall also cooperate with Hallmark with respect to and shall execute and acknowledge any assignments (for security purposes only) or other instruments reasonably required in order to perfect Hallmark's security interest or to comply with any applicable foreign, federal or state statute. Any filing or recording fees for any financing statements, mortgages, assignments or other similar documents shall be promptly paid by Hallmark.

         4. Remedies in the Event of Default. If an Event of Default shall occur, Hallmark shall be entitled to all remedies available, including remedies at law or in equity and including the right to a return of the collateral. Debtor hereby acknowledges the difficulty in determining the amount of any damage to Hallmark's name or reputation arising from Debtor's failure to perform in accordance with the Trademark Agreement and consequently, if an Event of Default shall occur, Debtor agrees that Hallmark shall be entitled to receive the Collateral and any and all rights of Debtor in and to the Collateral, free and clear of all encumbrances in full satisfaction of any claim that Hallmark may have against Debtor for breach of the Trademark Agreement.

         5. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their successors or assigns.

         6. Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Missouri.

         7. Notices. All notices hereunder shall be deemed given when personally delivered or when sent by certified or registered mail, postage prepaid, or by facsimile transmission, to the parties hereto at their respective addresses as set forth below, or at such other addresses as each of the parties shall from time to time designate in like manner to the other parties.

            If to Debtor:    Hallmark Entertainment Networks, Inc.
                             South Fiddler's Green Circle, Suite 500
                             Englewood, Colorado 80110
                             Attention: David Evans
                             Fax: 303-220-7660





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            If to Hallmark:  Hallmark Cards, Incorporated
                             2501 McGee Trafficway
                             Kansas City, Missouri 64108
                             Attention: General Counsel
                             Fax: (816) 274-7171

         9. Counterparts. This Agreement may be executed simultaneously or in one or more counterparts, each of which together shall constitute one and the same instrument.

         10. Further Assurances. The parties hereto agree to do any and all things and to undertake to perform any and all acts reasonably necessary in order to carry out the intent of the Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



HALLMARK ENTERTAINMENT NETWORKS, INC.             HALLMARK CARDS, INCORPORATED



By /s/ DEANNE R. STEDEM                           By /s/ JUDITH WHITTAKER
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Its    Vice President                             Its    Vice President
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